Exhibit 99.1

Benefitfocus, Inc. 843-284-1052 ext. 3527 pr@benefitfocus.com Investor Relations: Michael Bauer 843-284-1052 ext. 6654 michael.bauer@benefitfocus.com

Benefitfocus Announces CFO Transition

Company announces it expects to exceed second quarter 2016 financial guidance;

Raymond August to leverage accounting background while overseeing finance organization

Charleston, S.C. – July 28, 2016 – Benefitfocus, Inc. (NASDAQ: BNFT), a leading provider of cloud-based benefits management software, announced today that Dennis B. Story, its Chief Financial Officer, has resigned for family reasons. Raymond August, President and Chief Operating Officer, will serve as the Company’s principal financial and accounting officer until a new Chief Financial Officer is appointed.

Shawn Jenkins, Chief Executive Officer of Benefitfocus, said “Our culture at Benefitfocus has always placed the health and well-being of our associates and their families before work. Recently, we learned that Dennis must return to Atlanta full time to care for a loved one. We are very supportive of his decision and I admire Dennis for his commitment to his family and the way he handled this difficult circumstance.” Jenkins added, “We are very fortunate to have a strong management team, including our President and Chief Operating Officer who also has broad accounting and finance experience. Our finance organization will continue to report to Ray August as we execute on our strategic objectives. We believe our Company will continue to perform at a high level as it did during the second quarter.”

Mr. August joined Benefitfocus in 2014 and oversees operational functions, sales and customer support efforts. His strong operational background is well documented, having most recently served as the General Manager for the Financial Services division of the Computer Sciences Corp. In addition, Mr. August previously held a management position at PricewaterhouseCoopers and earned a B.S. in Business Administration with a major in Accounting from the Moore School of Business at the University of South Carolina. Mr. August is also a member of the American Institute of Certified Public Accountants.

Preliminary Second Quarter Financial Results

The Company also announced that it expects to exceed its second quarter 2016 guidance for total revenue, non-GAAP net loss and adjusted EBITDA, which it previously released on May 4, 2016. This expectation is preliminary in nature and subject to completion of the Company’s quarterly review process. The Company will release final results for the second quarter 2016 after market close on August 3, 2016.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) provides a leading cloud-based benefits management platform that simplifies how organizations and individuals shop for, enroll in, manage and exchange benefits. Every day leading employers, insurance companies and millions of consumers rely on our platform to manage, scale and exchange benefits data seamlessly. In an increasingly complex benefits landscape, we bring order to chaos so our clients and their employees have access to better information, make better decisions and lead better lives. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our ability to maintain our culture and recruit and retain qualified personnel; our continuing losses and need to achieve profitability; fluctuations in our financial results; general economic risks; the immature and volatile market for our products and services; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; our ability to compete effectively; privacy, security and other risks associated with our business; and the other risk factors set forth from time to time in our SEC filings,  copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec.cfm or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Source: Benefitfocus, Inc.